EXHIBIT 10.21
                                                          FORM 10-Q
                                        QUARTER ENDED JUNE 30, 1997


                        BUCYRUS INTERNATIONAL, INC.

                1997 EMPLOYEES' STOCK OPTION AWARDS PROGRAM


                   Article I - Purpose of Awards Program

     1.01 Establishment of Awards Program. Effective February 5, 1997, Bucyrus International, Inc., a Delaware corporation (the "Company"), has established the Bucyrus International, Inc. 1997 Employees' Stock Option Awards Program (the "Awards Program"). This Awards Program is made pursuant to the 1996 Employees' Stock Incentive Plan (the "1996 Plan"), the terms of which are specifically incorporated by reference in this Awards Program. In the event of a discrepancy between this Awards Program and the 1996 Plan, the 1996 Plan shall control.

     1.02 Purpose. The purpose of the Awards Program is to award non-qualified stock options previously authorized under the 1996 Plan to purchase shares of the Company's common stock, $.01 par value (the "Common Stock"), to certain Key Employees of the Company and its Affiliates (singularly, the "Optionee") in order to increase each Optionee's incentive to work toward the increase in value of the Company and to share such increase in value with each Optionee in relation to such Optionee's stock option award.


                         Article II - Definitions

     2.01 The definitions contained in the 1996 Plan are incorporated into the Awards Program. The meaning of capitalized words shall be determined by reference to the 1996 Plan and this Awards Program.

     2.02 "Beneficiary" means a person who has been designated by the Optionee as his or her beneficiary to the extent of unexercised Options at the time of Optionee's death.

     2.03 "Disability" means a determination by a Company-selected physician that Optionee, due to a physical or mental condition, is unable to substantially perform his or her duties hereunder for a period of either (i) three consecutive months or (ii) an aggregate of six (6) months in any twelve
(12) month period.

     2.04 "Option" means a non-qualified stock option awarded under this Awards Program to an Optionee to purchase all or any part of the aggregate shares of the Company's Common Stock awarded to such Optionee. An Option under this Awards Program shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     2.05 "Option Price" means the price to be paid for the Optioned Shares under this Awards Program, set at $7.50 per Optioned Share, which is equal to 100% of the last sale price for the Common Stock on the Nasdaq National Market System on Wednesday, February 5, 1997.

     2.06 "Optioned Shares" means, with respect to each Optionee, the aggregate amount of the Company's shares of Common Stock awarded to such Optionee under this Awards Program.

     2.07 "Retirement" means an Optionee's voluntary or involuntary termination of employment for any reason other than being Terminated for Cause on or after the attainment of age sixty-five (65).

     2.08 "Terminated for Cause" shall mean the termination of an Optionee's employment with the Company after any one or more of the following: (i) Optionee's willful failure to perform his or her duties for the Company; (ii) Optionee engaging in an act of fraud, dishonesty or gross misconduct in connection with the business of the Company; (iii) Optionee's conviction by a court of law of a felony or criminal misconduct against the Company or others; or (iv) Optionee's conduct constituting a material breach of his or her terms of employment with the Company.


                Article III - Description of Awards Program

     3.01 Grant of Option.    Certain employees of the Company and its
Affiliates shall be selected to participate in this Awards Program as Optionees. The Company grants to each Optionee the Option for the Optioned Shares at the Option Price, subject to the terms of this Awards Program adopted pursuant to the 1996 Plan. The number of Optioned Shares shall be disclosed to the Optionee in an notice of award at the time the Option is granted. Each Option granted under this Awards Program shall be evidenced by a notice of award in such form (consistent with the terms of this Awards Program) as prescribed by the Committee.

     3.02 Exercisability and Termination of Option.

     (a) Except as otherwise provided herein, the Option may be exercised only while the Optionee is an employee of either the Company or an Affiliate of the Company and only if the Optionee has been continuously so employed since the date of grant of the Option. Subject to the vesting provisions of this Section and Section 3.05, the Option may be exercised by the Optionee in whole or in part, from time to time, during the 10-year period beginning on the date of the Option grant, and ending on the ten year anniversary thereof.

     (b) Notwithstanding the foregoing, in circumstances other than death, Disability or Retirement, the Optionee shall not have the right to exercise the Option to any extent until the third (3rd) anniversary of the date such Option was granted, at which time Optionee shall have the fully vested right to exercise all or any portion of the Optioned Shares from and after such third anniversary date.

     3.03 Manner of Exercise and Payment.  Subject to the provisions of
Section 3.02 and 3.05, the Option may be exercised only by written notice to the Company, served upon the Secretary of the Company at its office at South Milwaukee, Wisconsin, specifying the number of shares in respect to which the Option is being exercised. Subject to the provisions of this Awards Program, the notice of exercise must be accompanied by full payment of the Option Price of the shares being purchased (a) in cash or by certified check or bank draft;
(b) by tendering previously acquired shares of Common Stock (valued at their "fair market value" as determined in the manner provided below); or (c) by any combination of the means of payment set forth in subparagraphs (a) and (b). For purposes of this Section 3.03, the "fair market value" of a share of Common Stock shall be equal to the last per share sale price of such Common Stock as reflected on the Nasdaq National Market System on the trading day next preceding the date of exercise; provided, however, that if the principal market for the shares of Common Stock is then a national securities exchange, the "fair market value" shall be the closing price per share for the Common Stock on the principal securities exchange on which the Common Stock is traded on the trading date next preceding the date of exercise, or, in either case above, if no trading occurred on the trading date next preceding the exercise date, then the "fair market value" per share of Common Stock shall be determined with reference to the next preceding date on which the Common Stock was traded. For purposes of subparagraphs (b) and (c) above, the term "previously acquired shares of Common Stock" shall only include Common Stock owned by the Optionee prior to the exercise of the Option and shall not include shares of Common Stock which are being acquired pursuant to the exercise of the Option. No shares shall be issued until full payment therefor has been made.

     3.04 Nontransferability of the Option. The Option shall not be assignable, alienable, saleable or transferable by the Optionee other than by will or the laws of descent and distribution; provided, however, that the Optionee shall be entitled, in the manner provided in Section 3.06, to designate a Beneficiary to exercise his or her rights and to receive any shares of Common Stock issuable, with respect to the Option upon the death of the Optionee. The Option may be exercised during the lifetime of the Optionee only by the Optionee or, if permitted by applicable law, the Optionee's guardian or legal representative.

     3.05 Exercisability After Termination of Employment.

     (a) Death, Disability or Retirement. In the event the Optionee dies while he or she is in the employ of the Company or any Affiliate or if his or her employment is terminated by reason of Retirement or Disability, the Option may be exercised in full as follows, whether or not the three year vesting period has been completed: (i) by the legal representative of the Optionee (who for purposes of this Plan may be the Optionee's beneficiary as designated pursuant to Section 3.06) at any time within twelve (12) months after the date of the Optionee's death while in the employ of the Company or any Affiliate; or (ii) by the Optionee or his or her legal representative or guardian at any time within twelve months after the termination of the Optionee's employment by reason of Retirement or Disability, but in no event under subparagraphs (i) or (ii) later than ten years after the date of grant of the Option.

     (b) Termination for Cause. In the event the Optionee's employment is Terminated for Cause, the Option, to the extent not theretofore exercised, shall immediately terminate upon such termination of employment and Optionee shall forfeit all unexercised stock options, whether or not vested, granted to him or her by the Company, with respect to the Company's Common Stock.

     (c) Other. In the event that the Optionee is not Terminated for Cause and is discharged or leaves the employ of the Company and its Affiliates for any reason other than death, Disability or Retirement, the Option, if fully vested as provided in Section 3.02(b), may be exercised (to the extent not previously exercised) by the Optionee or his or her legal representative or guardian at any time within ninety (90) days after the date of termination of employment, but in no event later than ten years after the date of grant of the Option, upon the tender to the Company, in cash or its equivalent, of the full Option Price.

     3.06 Designation of Beneficiary.

     (a) The person whose name appears on the notice of award signature page after the caption "Beneficiary" or any successor designated by the Optionee in accordance herewith shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Optionee. The Optionee may from time to time revoke or change his or her Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Optionee's death, and in no event shall any designation be effective as of a date prior to such receipt.

     (b) If no such Beneficiary designation is in effect at the time of the Optionee's death, if such Beneficiary designation conflicts with applicable laws or if no designated Beneficiary survives the Optionee, the Optionee's estate acting through his or her legal representative, shall be entitled to exercise the Option, to the extent it is exercisable after the death of the Optionee. If the Committee has reasonable concerns as to the right of any person to exercise the Option on behalf of the Optionee, the Company may refuse to recognize an exercise by such person, without liability for any dividends on or changes in value of the Optioned Shares, until the Committee is able to determine that such person is entitled to exercise the Option, or the Company may apply to any court of appropriate jurisdiction to have such determination made and such application shall relieve the Company of any liability for the delay in effecting the exercise of the Option.


               Article IV - Administration of Awards Program

     4.01 Administration. The Awards Program shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in this Awards Program and under the 1996 Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as "disinterested persons" under Rule 16b-3 and as "non-employee directors" under
Section 162(m)(4)(C) of the Internal Revenue Code (or any successor provision thereto). Subject to the terms of this Awards Program and the 1996 Plan and without limitation by reason of enumeration, the Committee shall have full power and authority to: (i) designate Optionees; (ii) determine the number of shares of Common Stock to be covered by individual Options in accordance with the terms, conditions and limitations of the 1996 Plan; (iii) determine all matters relating to the exercise of Options; (iv) determine all matters relating to the designation of and payment to Beneficiaries; (v) make all interpretations regarding the provisions of this Awards Program; (vi) consider any claims made by participants or their representatives under the Awards Program; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable to carry out the terms and conditions of this Awards Program in a manner consistent with and in furtherance of the 1996 Plan.

     4.02 Interpretation by Committee. This Awards Program shall be administered by the Committee and all designations, determinations, interpretations, and other decisions under or with respect to this Awards Program or any Option granted hereunder shall be within the sole discretion of the Committee, and all such decisions shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Optionee, any holder or beneficiary of any Option, any shareholder, and any employee of the Company or of any Affiliate.


          Article V - Amendment and Termination of Awards Program

     5.01 Amendments to and Termination of the Awards Program. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue, or terminate this Awards Program; provided, that shareholder approval of any amendment of the 1996 Plan affecting this Awards Program shall also be obtained if otherwise required by: (i) the rules and/or regulations promulgated under Section 16 of the Exchange Act (in order for the 1996 Plan to remain qualified under Rule 16b-3), (ii) the Internal Revenue Code or any rules promulgated thereunder (in order to allow Options to be granted under this Awards Program pursuant to the 1996 Plan), or (iii) the quotation or listing requirements of the Nasdaq National Market or any principal securities exchange or market on which the Common Stock are then traded (in order to maintain the quotation or listing of the Common Stock thereon). Termination of this Awards Program or the 1996 Plan shall not affect the rights of Optionees with respect to Options previously granted to them, and all unexpired Options shall continue in force and effect after termination of this Awards Program or the 1996 Plan except as they may lapse or be terminated by their own terms and conditions.

     5.02 Correction of Defects, Omissions and Inconsistencies.  The
Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Option or notice of award in the manner and to the extent it shall deem desirable to carry out this Awards Program.


                      Article VI - General Provisions

     6.01 Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to an Optionee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that an Optionee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

     6.02 Capital Adjustments Affecting the Common Stock. The number of Optioned Shares subject to this Awards Program and the related per share exercise price shall be subject to adjustment in accordance with Section 4(b) of the 1996 Plan.

     6.03 Transfer Restriction; Registration. The option shares to be acquired upon exercise of an Option may not be sold or offered for sale by an Optionee or any representative of an Optionee except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a transaction which, in the opinion of counsel for the Company, is exempt from the registration provisions of said Act. The Company has filed a registration statement on Form S-8 for the Optioned Shares covered by this Awards Program.

     6.04 Status of Optionee. An Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that such Optionee's Option shall have been exercised with respect thereto, the shares shall have been fully paid, and a stock certificate issued therefor. Neither the 1996 Plan nor any Option granted under this Awards Program shall confer upon an Optionee any right to continue in the employ of the Company, nor to interfere in any way with the right of the Company to terminate the employment of such Optionee at any time.

     6.05 Powers of the Company Not Affected. The existence of an Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

     6.06 No Rights to Awards. No employee of the Company shall have any right or claim to be granted any Option under this Awards Program and there is no obligation for uniformity of treatment by the Committee of Optionees or employees as to the amount or timing of Optioned Shares to be awarded.

     6.07 No Limit on Other Compensation Agreements. Nothing contained in this Awards Program shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation agreements, and such arrangements may be either generally applicable or applicable only in specific cases.

     6.08 Unfunded Status of the Awards Program. Unless otherwise determined by the Committee, this Awards Program shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Awards Program shall not establish any fiduciary relationship between the Company and any Optionee or other person. To the extent any person holds any right by virtue of a grant under this Awards Program, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

     6.09 Governing Law. The validity, construction, and effect of this Awards Program and any rules and regulations relating to the Awards Program shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law.

     6.10 Severability. If any provision of the Awards Program or any Option or any notice of award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or grant, under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Awards Program, any notice of award or Option, such provision shall be stricken as to such jurisdiction, person, or Option, and the remainder of the Awards Program, any such notice of award and any such Option shall remain in full force and effect.

     6.11 No Fractional Shares. No fractional shares of Common Stock or other securities shall be issued or delivered pursuant to this Awards Program, any notice of award or any Option, and the Committee shall determine (except as otherwise provided in the Awards Program) whether cash, other securities, or whether such fractional shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     6.12 Headings. Headings are given to the Sections and subsections of the Awards Program solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Awards Program or any provision thereof.




Dated this third day of April, 1997.


                         BUCYRUS INTERNATIONAL, INC.


                         By:   /s/W. R. Hildebrand
                               W. R. Hildebrand

                         Title: President and Chief Executive Officer